EXHIBIT 99.C

Lock-up Agreement

Reata Pharmaceuticals, Inc.
 Public Offering of Common Stock

January ____, 2016

Citigroup Global Markets Inc.
Cowen and Company, LLC
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between  Reata Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Citigroup Global Markets Inc. and Cowen and Company, LLC (together, the “Representatives”) as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Class A Common Stock, $0.001 par value per share (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

The provisions of the immediately preceding paragraph shall not apply to or prohibit any of the following: (i) transfers, dispositions, or distributions of shares of capital stock of the Company by the undersigned (or any security convertible into or exercisable or exchangeable for shares of common stock) (a) as a bona fide gift, (b) to limited partners, members, stockholders or trust beneficiaries of the undersigned or to any investment fund or other entity controlled or managed by the undersigned, (c) by will or other testamentary document or by intestacy, and (d) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for the purposes of this letter, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin) in a transaction not involving a disposition for value, provided that, in the case of any transfer, disposition or distribution pursuant to the above four subclauses, each donee, transferee or distributee shall sign and deliver a lock-up letter in the form of this letter, and with respect to (a), (b) and (d) above, no filing under Section 16(a) of the Exchange Act, or other public announcement, reporting a reduction in beneficial ownership of shares of capital stock of the Company, shall be required or shall be voluntarily made by the undersigned or any other person in connection therewith during the Lock-Up Period; (ii) the exercise of options to purchase shares of capital stock of the Company granted under any stock incentive plan or stock purchase plan described in the prospectus filed in connection with the Offering, provided that the underlying shares issuable upon exercise thereof shall continue to be subject to the restrictions on transfer set forth in this letter; (iii) transfers of shares of capital stock of the Company to the Company in connection with the termination of the undersigned’s employment with the Company; (iv) establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of capital stock of the Company, provided that such plan does not provide for the transfer of such capital stock during the Lock-Up Period and no filing with the SEC or other public announcement shall be required or shall be voluntarily made by the undersigned or any other person in connection therewith during the Lock-Up Period;  (v) transfers or dispositions of shares of Common Stock purchased in the Offering from the Underwriters (other than issuer-directed shares of Common Stock purchase in the Offering by an officer or director of the Company) or on the open market following the Offering; or (vi) transfers of shares of capital stock of the Company pursuant to a bona fide third-party tender offer for all outstanding shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company that has been approved by the board of directors of the Company, provided that (a) the shares of capital stock of the Company held by the undersigned that are not transferred pursuant to such tender offer, merger, consolidation or other similar transaction shall remain subject to all of the restrictions set forth in this letter, (b) if such transaction is not completed, all shares of capital stock of the Company held by the undersigned shall remain subject to the provisions of this letter, and (c) for purposes of this paragraph, “change of control” shall mean the consummation of any bona fide third party tender offer for any and all of the Company’s share capital or any merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of the total voting power of the voting securities of the Company.

If the undersigned is an officer or director of the Company, (i) the Representatives agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of any shares of capital stock of the Company, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated, and the agreement set forth above shall automatically terminate if the Underwriting Agreement has not been entered into between the Representatives and the Company prior to May 1, 2016.

Yours very truly,

Name:
Capacity:
Address:

March 28, 2016

Citigroup Global Markets Inc.
Cowen and Company, LLC
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentleman:

Reference is made to that certain lock-up agreement, the Lock-Up Agreement, by and among the undersigned and Citigroup Global Markets Inc. and Cowen and Company, LLC (together, the “Representatives”), in connection with the proposed public offering of Class A Common Stock, $0.001 par value per share, of the Reata Pharmaceuticals, Inc. The undersigned hereby agrees that the last paragraph of the Lock-Up Agreement shall be replaced with the clause below, such that the Lock-Up Agreement shall not expire until December 15, 2016:

“If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated, and the agreement set forth above shall automatically terminate if the Underwriting Agreement has not been entered into between the Representatives and the Company prior to December 15, 2016.”

This letter agreement will not change or supersede any other terms of the Lock-Up Agreement and all other terms and conditions set forth therein shall remain in full effect.

Yours very truly,

Name:
Capacity:
Address: